EXHIBIT 99.1
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[LOGO]
ABLE
LABORATORIES
INC.


COMPANY CONTACTS:                                INVESTOR CONTACT:
Able Laboratories, Inc.                          Investor Relations
Jay Wadekar, President & CEO                     (908) 754-2253 ext. 664
Robert Weinstein, Vice President & CFO           Email: IR@ablelabs.com
(908) 754-2253

          ABLE LABORATORIES ANNOUNCES ACQUISITION OF LIQUISOURCE, INC.

ACQUISITION PAVES WAY TO ENTER GENERIC LIQUIDS BUSINESS
SOUTH PLAINFIELD, NJ, NOVEMBER 18, 2003 - ABLE LABORATORIES, INC. (NASDAQ NMS:
ABRX), announced today that it has acquired the assets of LiquiSource, Inc., a privately held developer and manufacturer of prescription generic liquid pharmaceuticals. LiquiSource, founded in early 2000 and located in New Brunswick, New Jersey, currently manufactures and supplies over 12 products to private label customers. Its products include tannet-based (cough-cold) products and antihistamines.

LiquiSource's first two years were dedicated to building a products portfolio through its own research and development efforts. LiquiSource became profitable at the beginning of 2003 and has, since then, operated profitably. Able purchased LiquiSource with a portion of the cash proceeds generated from its June 2003 private placement.

"We are excited about expanding Able's product lines to include liquid dosage forms which compliment our solid dosage and suppository products. The acquisition of LiquiSource provides us a platform to launch an aggressive program to develop and file ANDAs for additional liquid formulations. We believe that entering the liquids business is consistent with our current approach of identifying and pursuing niche market opportunities," commented Jay Wadekar, President and Chief Executive Officer.

Able Laboratories is a developer and manufacturer of generic pharmaceuticals. Further information on Able may be found on the Company's web site, www.ablelabs.com.

EXCEPT FOR HISTORICAL FACTS, THE STATEMENTS IN THIS NEWS RELEASE, AS WELL AS ORAL STATEMENTS OR OTHER WRITTEN STATEMENTS MADE OR TO BE MADE BY ABLE LABORATORIES, INC., ARE FORWARD-LOOKING STATEMENTS WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 AND INVOLVE RISKS AND UNCERTAINTIES. FOR EXAMPLE, STATEMENTS ABOUT THE COMPANY'S ACQUISITION OF LIQUISOURCE AND PLANS TO EXPAND ITS PRODUCT LINES, RESEARCH AND DEVELOPMENT EFFORTS AND THE COMPANY'S ABILITY TO FILE FOR AND OBTAIN U.S. FOOD AND DRUG ADMINISTRATION APPROVALS FOR FUTURE PRODUCTS, COST OF CAPITAL AND THE AVAILABILITY OF SUFFICIENT CAPITAL RESOURCES, OPERATIONS AND GROWTH, THE ADEQUACY OF THE COMPANY'S MANUFACTURING CAPACITY AND ITS PLANS FOR EXPANDING ITS OPERATIONS, THE CURRENT OR EXPECTED MARKET SIZE FOR THE COMPANY'S PRODUCTS, AND THE SUCCESS OF CURRENT OR FUTURE PRODUCT OFFERINGS, ARE FORWARD-LOOKING STATEMENTS. FORWARD-LOOKING STATEMENTS ARE MERELY THE COMPANY'S CURRENT PREDICTIONS OF FUTURE EVENTS. THESE STATEMENTS ARE INHERENTLY UNCERTAIN, AND ACTUAL RESULTS COULD DIFFER MATERIALLY FROM THE STATEMENTS MADE HEREIN. THERE IS NO ASSURANCE THAT THE COMPANY WILL CONTINUE TO ACHIEVE THE SALES LEVELS NECESSARY TO MAKE ITS OPERATIONS PROFITABLE OR THAT ANDA FILINGS AND APPROVALS WILL BE COMPLETED AND OBTAINED AS ANTICIPATED. FOR A DESCRIPTION OF ADDITIONAL RISKS, AND UNCERTAINTIES, PLEASE REFER TO THE COMPANY'S FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION, INCLUDING ITS QUARTERLY REPORT ON FORM 10-Q FOR THE QUARTER ENDED SEPTEMBER 30, 2003 AND ITS ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2002, AS WELL AS THE STATEMENTS SET FORTH UNDER THE HEADING "RISK FACTORS" IN THE COMPANY'S REGISTRATION STATEMENT ON FORM S-3 FILE NO. 333-106964. THE COMPANY ASSUMES NO OBLIGATION TO UPDATE ITS FORWARD-LOOKING STATEMENTS TO REFLECT NEW INFORMATION AND DEVELOPMENTS.